SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON,  D.C.


                                   FORM 8-K




                                 CURRENT REPORT

                       Pursuant to Section 13 of 15 (d) of the
                           Securities Exchange Act of 1934


                                 Gameweaver Com, Inc.
                        Exact name of Registrant as Specified
                                         in its Charter

               Nevada                                 88-0542172
        (State of Incorporation                      (IRS Employer
        or Organization)                              Number)

                           543 Granville Street, Suite 303
                               Vancouver, BC  V6C 1XB
                  (Address of Registrant's principal executive offices and principal place of business)

Shawn F. Hackman, Esq., 3360 West Sahara Ave., Suite 200, Las Vegas, NV 89102; (702) 732-2253. Fax: (702) 940-4006.
(Name, address, and telephone number of agent of service)

Item 1. CHANGES IN CONTROL OF REGISTRANT

	It has been decided by a majority of shareholders of Bingogold Com, Inc that the proposed merger with Gameweaver, Inc., the private company, will be abandoned. This abandonment of a merger is valid under Nevada Revised Statutes 92A.170 which states
In full:

NRS 92A.170 Abandonment of planned merger or exchange before articles of merger or exchange are filed..

After a merger or exchange is approved, and at any time before the articles of merger or exchange are filed, the planed merger or exchange may be abandoned, subject to any contractual rights, without further action, in accordance with the procedure set forth in the plan of merger or exchange or, if none is set forth, in the case of:
1. A domestic corporation, whether or not for profit, by the board of directors;
2. A domestic limited partnership, unless otherwise provided in the partnership agreement or certificate of limited partnership, by all general partners.
3. A domestic limited-liability company, unless otherwise provided in the articles of organization or an operating agreement, by members who own a majority in interest of the company then owned by all of the members or, if the company has more than one class of members, by members who own a majority in interest of the company then owned by the members in each class; and
4. A domestic business trust, unless otherwise provided in the certificate of trust or governing instrument, by all the trustees.


The Company will retain its name, Gameweaver Com Inc. Gameweaver is currently seeking other acquisition entities.


SIGNATURES


Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorize.

							/s/
							Richard D. Wilk
							President, Gameweaver.Com, Inc.